Exhibit 99

Piper Jaffray Companies Announces
2017 First Quarter Results

MINNEAPOLIS – April 27, 2017 – Piper Jaffray Companies (NYSE: PJC) today announced its financial results for the quarter ended March 31, 2017.

"The firm began the year with very strong performance," said Andrew S. Duff, Chairman and CEO of Piper Jaffray. "Our advisory business continued its momentum with a record first quarter and was supported by contributions from equity capital raising and fixed income trading."

Financial Highlights

	Three Months Ended			Percent Inc/(Dec)
(Amounts in thousands, except per share data)	Mar. 31,	Dec. 31,	Mar. 31,	1Q '17	1Q '17
	2017	2016	2016	vs. 4Q '16	vs. 1Q '16
U.S. GAAP
Net revenues	$200,529	$222,463	$153,556	(9.9)%	30.6%
Compensation ratio	67.0%	69.2%	68.0%
Non-compensation ratio	21.6%	57.5%	29.7%
Pre-tax operating margin	11.4%	(26.6)%	2.2%
Net income/(loss)	$20,275	$(36,985)	$2,437	N/M	732.0%
Earnings/(loss) per diluted common share	$1.31	$(3.00)	$0.16	N/M	718.8%

Non-GAAP(1)
Adjusted net revenues	$196,632	$217,883	$152,207	(9.8)%	29.2%
Adjusted compensation ratio	64.3%	63.9%	66.4%
Adjusted non-compensation ratio	19.6%	17.5%	23.0%
Adjusted pre-tax operating margin	16.1%	18.6%	10.6%
Adjusted net income	$27,481	$27,119	$10,609	1.3%	159.0%
Adjusted earnings per diluted common share	$1.77	$1.75	$0.70	1.1%	152.9%
N/M — Not meaningful

•	Strong performances in our advisory services, equity financing and fixed income institutional brokerage businesses drove revenues in the first quarter of 2017.

•
Higher revenue levels drove increased operating leverage and improved pre-tax operating margin and earnings compared to the year-ago period. In the fourth quarter of 2016, pre-tax operating margin and earnings on a U.S. GAAP basis were significantly impacted by a non-cash goodwill impairment charge of $82.9 million associated with our Asset Management segment.

•
Our first quarter 2017 results include a $7.0 million tax benefit related to restricted stock vesting at values greater than the grant price. The tax benefit increased earnings per diluted common share by $0.45 in the first quarter of 2017.

•
Our rolling 12 month return on average common shareholders' equity was a negative 0.5% at March 31, 2017 and our rolling 12 month adjusted return on average common shareholders' equity(2) was 11.5% at March 31, 2017.

(1)     A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.
(2)    A non-GAAP measure. See the "Additional Shareholder Information" section for an explanation of the calculation of this non-GAAP measure. We believe that the adjusted rolling 12 month return on average common shareholders' equity provides a meaningful measure of our return on the core operating results of the business.

Business Segment Results
The firm has two reportable business segments: Capital Markets and Asset Management. Consolidated net revenues and expenses are fully allocated to these two segments. The variance explanations for net revenues and adjusted revenues are consistent on both a U.S. GAAP and non-GAAP basis.

U.S. GAAP Results and Commentary

Capital Markets
The following table summarizes our Capital Markets business segment results on a U.S. GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '17	1Q '17
(Amounts in thousands)	2017	2016	2016	vs. 4Q '16	vs. 1Q '16
Net revenues	$186,285	$207,433	$141,649	(10.2)%	31.5%
Operating expenses	$164,060	$185,235	$138,855	(11.4)%	18.2%
Pre-tax operating income	$22,225	$22,198	$2,794	0.1%	695.5%
Pre-tax operating margin	11.9%	10.7%	2.0%

•
Advisory services revenues were $92.9 million, an increase of 14% compared to the first quarter of 2016 due to our expansion and strong performance in the energy sector. We continued to outperform the market with record first quarter advisory revenues. Revenues were down 7% compared to the fourth quarter of 2016 due to a very strong performance in the prior period.

•
Low market volatility led to an increase in the volume of equity capital raising activity in the first quarter of 2017. Equity financing revenues of $23.4 million increased 256% and 35% compared to the year-ago period and the sequential quarter, respectively. Our revenues in the current quarter reflect broad-based contributions across our sectors.

•
Debt financing revenues were $16.4 million, up 3% compared to the first quarter of 2016 and down 53% compared to the fourth quarter of 2016. Municipal issuance volumes decreased compared to the robust fourth quarter of 2016, driven by a decline in refinancing activity.

•
Equity institutional brokerage revenues of $20.1 million increased 2% compared to the year-ago period and decreased 20% compared to the fourth quarter of 2016. Market volumes declined with lower volatility in the first quarter of 2017. In the fourth quarter of 2016, our growth in client trading volumes exceeded market volume growth as active asset managers repositioned in our focus areas. Revenues were flat compared to the first quarter of 2016 as our expansion into the energy sector offset the impact of lower trading volumes.

•
Fixed income institutional brokerage revenues were $23.2 million, up 36% and 18% compared to the first and fourth quarters of 2016, respectively. Revenues increased compared to both of the prior periods due to higher trading gains. Challenging market conditions in both the first and fourth quarters of 2016 negatively impacted our trading opportunities, which reduced our revenues.

•
Investment income, which includes realized and unrealized gains and losses on investments (including amounts attributable to noncontrolling interests) in our merchant banking fund, senior living fund, and firm investments, was $10.5 million for the quarter, compared to $2.1 million and $10.8 million in the year-ago period and the sequential quarter, respectively. The majority of the gains came from our merchant banking portfolio compared to the first quarter of 2016.

•
Operating expenses for the first quarter of 2017 were $164.1 million, up 18% compared to the first quarter of 2016 due primarily to higher compensation expenses arising from increased revenues, as well as higher acquisition-related compensation expenses related to the acquisition of Simmons & Company International ("Simmons") which we acquired on February 26, 2016. These increases were partially offset by lower restructuring costs. In the year-ago period, we recorded $6.8 million of restructuring and integration costs primarily related to the acquisition of Simmons. Operating expenses decreased 11% compared to the fourth quarter of 2016 due to lower compensation expenses from decreased revenues, as well as lower acquisition-related compensation expenses.

•
Segment pre-tax operating margin was 11.9% compared to 2.0% in the year-ago period and 10.7% in the fourth quarter of 2016. Pre-tax operating margin increased compared to the first quarter of 2016 due to a lower non-compensation ratio driven by an increase in revenues and lower levels of restructuring costs. Pre-tax operating margin improved compared to the sequential quarter due to lower acquisition-related compensation costs in the current period.

Asset Management
The following table summarizes our Asset Management business segment results on a U.S. GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '17	1Q '17
(Amounts in thousands)	2017	2016	2016	vs. 4Q '16	vs. 1Q '16
Management and performance fees	$14,010	$14,722	$12,883	(4.8)%	8.7%
Investment income/(loss)	$234	$308	$(976)	(24.0)%	N/M
Operating expenses	$13,660	$96,504	$11,259	(85.8)%	21.3%
Pre-tax operating income/(loss)	$584	$(81,474)	$648	N/M	(9.9)%
Pre-tax operating margin	4.1%	(542.1)%	5.4%
N/M — Not meaningful

•
Management and performance fees of $14.0 million increased 9% compared to the year-ago period due to higher management fees from our MLP strategies. The increase was driven by higher assets under management (AUM) resulting from market appreciation of our MLP products. This increase was partially offset by lower management fees from our equity product offerings. Management and performance fees decreased 5% compared to the fourth quarter of 2016 as we earned performance fees in the sequential quarter.

•
Operating expenses for the current quarter were $13.7 million, compared to $11.3 million and $96.5 million in the year-ago period and the fourth quarter of 2016, respectively. Operating expenses increased compared to the first quarter of 2016 due to higher compensation expenses resulting from increased revenues, higher non-compensation costs and higher expenses from business expansion as we recently hired a new investment team as part of our ongoing strategy to diversify our product platform. In the fourth quarter of 2016, we recorded a non-cash goodwill impairment charge of $82.9 million.

•	The negative segment pre-tax operating margin in the fourth quarter of 2016 was due to the $82.9 million goodwill impairment charge.

•
AUM was $8.8 billion at the end of the first quarter of 2017, compared to $7.5 billion in the year-ago period and $8.7 billion at the end of the fourth quarter of 2016. The slight increase in AUM compared to the sequential quarter was due to net market appreciation for both our equity and MLP product offerings, which offset net client outflows primarily in our equity product offerings.

Non-GAAP Results and Commentary
Throughout this section of the press release we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). The non-GAAP financial measures include adjustments to exclude (1) revenues and expenses related to noncontrolling interests, (2) amortization of intangible assets related to acquisitions, (3) compensation and non-compensation expenses from acquisition-related agreements, (4) restructuring and acquisition integration costs and (5) goodwill impairment charges. Management believes that presenting results and measures on this adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods, and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Capital Markets
The following table summarizes our Capital Markets business segment results on a non-GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '17	1Q '17
(Amounts in thousands)	2017	2016	2016	vs. 4Q '16	vs. 1Q '16
Adjusted net revenues	$182,388	$202,853	$140,300	(10.1)%	30.0%
Adjusted operating expenses	$152,561	$165,214	$126,276	(7.7)%	20.8%
Adjusted pre-tax operating income	$29,827	$37,639	$14,024	(20.8)%	112.7%
Adjusted pre-tax operating margin	16.4%	18.6%	10.0%

The variance explanations for adjusted net revenues on a non-GAAP basis are consistent with those for net revenues on a U.S. GAAP basis.

•
Adjusted operating expenses for the first quarter of 2017 were $152.6 million, up 21% compared to the first quarter of 2016, primarily due to higher compensation expenses as a result of increased revenues. Also, on a year-over-year basis, non-compensation expenses were higher due to the acquisition of Simmons in early 2016. Adjusted operating expenses decreased 8% compared to the fourth quarter of 2016, primarily due to lower compensation expenses as a result of decreased revenues.

•
Adjusted segment pre-tax operating margin was 16.4% compared to 10.0% in the year-ago period and 18.6% in the fourth quarter of 2016. Adjusted pre-tax operating margin was higher compared to the first quarter of 2016 primarily due to operating leverage as a result of higher revenues. Adjusted net revenues increased 30% and adjusted operating expenses increased 21% compared to the first quarter of 2016, reflecting operating leverage in the business and expense discipline. Adjusted pre-tax operating margin declined compared to the sequential quarter due to lower net revenues.

Asset Management
The following table summarizes our Asset Management business segment results on a non-GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '17	1Q '17
(Amounts in thousands)	2017	2016	2016	vs. 4Q '16	vs. 1Q '16
Adjusted management and performance fees	$14,010	$14,722	$12,883	(4.8)%	8.7%
Adjusted investment income/(loss)	$234	$308	$(976)	(24.0)%	N/M
Adjusted operating expenses	$12,382	$12,138	$9,863	2.0%	25.5%
Adjusted pre-tax operating income	$1,862	$2,892	$2,044	(35.6)%	(8.9)%
Adjusted pre-tax operating margin	13.1%	19.2%	17.2%
Adjusted segment pre-tax operating margin excluding investment income/(loss) *	11.6%	17.6%	23.4%
N/M — Not meaningful
* Management believes that presenting adjusted segment pre-tax operating margin excluding investment income/(loss), a non-GAAP measure, provides the most meaningful basis for comparison of the operating results for the Asset Management segment across periods.

The variance explanations for adjusted net revenues on a non-GAAP basis are consistent with those for the corresponding measures on a U.S. GAAP basis. The difference between our operating expenses on a U.S. GAAP basis and our adjusted operating expenses on a non-GAAP basis is due to goodwill impairment charges and intangible asset amortization expense. See the discussion above on AUM.

•
Adjusted operating expenses for the first quarter of 2017 were $12.4 million, up 26% and 2% compared to the first and fourth quarters of 2016, respectively. The increase compared to the year-ago period is due to higher compensation expenses resulting from increased revenues, higher non-compensation costs, and higher expenses from business expansion as we recently hired a new team as part of our ongoing strategy to diversify our product platform.

•
Adjusted segment pre-tax operating margin was 13.1% compared to 17.2% in the year-ago period and 19.2% in the fourth quarter of 2016. Excluding investment income/(loss) on firm capital invested in our strategies, adjusted segment pre-tax operating margin related to our core asset management operations was 11.6% in the first quarter of 2017, compared to 23.4% in the year-ago period and 17.6% in the sequential quarter. Pre-tax operating margin declined compared to the year-ago period due to higher non-compensation expenses and an increase in costs related to business expansion as we recently hired a new investment team. Adjusted pre-tax operating margin declined compared to the fourth quarter of 2016 as we did not record any performance fees in the current quarter.

Income Taxes
Effective as of January 1, 2017, new accounting guidance requires us to recognize the income tax effects of stock-based compensation awards in the income statement when the awards vest, rather than as additional paid-in capital. Our first quarter 2017 results include a $7.0 million tax benefit related to restricted stock vesting at values greater than the grant price.

Share Grants and Repurchases
In the first quarter of 2017, we granted $16.2 million, or approximately 199,000 shares, of restricted stock to our employees as part of their 2016 earned compensation at a weighted average grant date fair value of $81.35 per share.

During the first quarter of 2017, we repurchased $19.8 million, or approximately 258,000 shares of our common stock, at an average price of $76.81 per share.

Dividends
Our Board of Directors has declared a cash dividend on the company's common stock of $0.3125 per share to be paid on June 15, 2017, to shareholders of record as of the close of business on May 26, 2017. We initiated the payment of a dividend in the first quarter of 2017 as another way of returning capital to our shareholders and reflects the level and stability of our earnings.

Additional Shareholder Information

	For the Quarter Ended
	Mar. 31, 2017	Dec. 31, 2016	Mar. 31, 2016
Full time employees	1,277	1,297	1,283
Equity financings
# of transactions	27	20	7
Capital raised	$6.2 billion	$4.0 billion	$1.2 billion
Municipal negotiated issuances
# of transactions	123	201	130
Par value	$3.4 billion	$4.5 billion	$2.9 billion
Advisory transactions
# of transactions	29	46	36
Aggregate deal value	$8.4 billion	$8.3 billion	$5.9 billion
Asset Management
AUM	$8.8 billion	$8.7 billion	$7.5 billion
Common shareholders’ equity	$778.2 million	$759.3 million	$805.2 million
Number of common shares outstanding (in thousands)	12,785	12,392	13,268
Rolling 12 month return on average common shareholders’ equity *	(0.5)%	(2.8)%	4.7%
Adjusted rolling 12 month return on average common shareholders’ equity †	11.5%	9.2%	7.2%
Book value per share	$60.87	$61.27	$60.69
Tangible book value per share ‡	$42.90	$42.43	$35.69

*
Rolling 12 month return on average common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity.

†
Adjusted rolling 12 month return on average common shareholders' equity, a non-GAAP measure, is computed by dividing adjusted net income for the last 12 months by average monthly common shareholders' equity. For a detailed explanation of the components of adjusted net income, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." Management believes that the adjusted rolling 12 month return on average common shareholders' equity provides a meaningful measure of our return on the core operating results of the business.

‡    Tangible book value per share, a non-GAAP measure, is computed by dividing tangible common shareholders’ equity by common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets. Management believes that tangible book value per share is a meaningful measure of the tangible assets deployed in our business. Shareholders’ equity is the most directly comparable U.S. GAAP financial measure to tangible shareholders’ equity. The following is a reconciliation of shareholders’ equity to tangible shareholders’ equity:

	As of	As of	As of
(Amounts in thousands)	Mar. 31, 2017	Dec. 31, 2016	Mar. 31, 2016
Common shareholders’ equity	$778,165	$759,250	$805,180
Deduct: goodwill and identifiable intangible assets	229,630	233,452	331,707
Tangible common shareholders’ equity	$548,535	$525,798	$473,473

Conference Call
Andrew S. Duff, chairman and chief executive officer, and Debbra L. Schoneman, chief financial officer, will hold a conference call to review the financial results on Thursday, April 27, 2017, at 9 a.m. ET (8 a.m. CT). The earnings release will be available on or after April 27, 2017, at the firm's Web site at www.piperjaffray.com. The call can be accessed via webcast or by dialing (888)810-0209 or (706)902-1361 (international) and referencing reservation #99370833. Callers should dial in at least 15 minutes prior to the call time. A replay of the conference call will be available beginning at approximately 12 p.m. ET on April 27, 2017 at the same Web address or by calling (855)859-2056 and referencing reservation #99370833.

About Piper Jaffray
Piper Jaffray is an investment bank and asset management firm serving clients in the U.S. and internationally. Proven advisory teams combine deep industry, product and sector expertise with ready access to capital. Founded in 1895, the firm is headquartered in Minneapolis and has offices across the United States and in London, Aberdeen, Hong Kong and Zurich. www.piperjaffray.com

Investor Relations Contact
Tom Smith
Tel: (612)303-6336

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about political, economic and market conditions (including the outlook for equity markets and the interest rate environment), the environment and prospects for corporate advisory, capital markets and public finance transactions (including our performance in specific sectors and the outlook for future quarters), as well as our equity and fixed income brokerage and our asset management business, anticipated financial results generally (including expectations regarding our non-compensation expenses, compensation and benefits expense, compensation ratio, revenue levels, operating margins, earnings per share, effective tax rate, and return on equity), current deal pipelines (or backlogs), the liquidity of fixed income markets and impact on our related inventory, our strategic priorities (including growth in public finance, asset management, and corporate advisory), our ability to pay quarterly dividends to our shareholders, or other similar matters.

Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:

•
market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;

•
net revenues from equity and debt financings and corporate advisory engagements may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;

•
the volume of anticipated investment banking transactions as reflected in our deal pipelines (and the net revenues we earn from such transactions) may differ from expected results if there is a decline in macroeconomic conditions or the financial markets, or if the terms of any transactions are modified;

•
asset management revenue may vary based on product trends favoring passive investment products, and investment performance and market factors, with market factors impacting certain sectors that are more heavily weighted to our business, e.g. energy-based MLP funds;

•
interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and

•	our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2016, and updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.

© 2017 Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Minneapolis, Minnesota 55402-7020
###

Piper Jaffray Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended				Percent Inc/(Dec)
	Mar. 31,	Dec. 31,		Mar. 31,	1Q '17	1Q '17
(Amounts in thousands, except per share data)	2017	2016		2016	vs. 4Q '16	vs. 1Q '16
Revenues:
Investment banking	$132,250	$152,306		$103,938	(13.2)%	27.2%
Institutional brokerage	39,136	38,763		32,049	1.0	22.1
Asset management	16,007	16,973		13,848	(5.7)	15.6
Interest	7,719	8,980		8,829	(14.0)	(12.6)
Investment income	10,375	10,583		937	(2.0)	N/M
Total revenues	205,487	227,605		159,601	(9.7)	28.8

Interest expense	4,958	5,142		6,045	(3.6)	(18.0)

Net revenues	200,529	222,463		153,556	(9.9)	30.6

Non-interest expenses:
Compensation and benefits	134,378	153,842		104,436	(12.7)	28.7
Outside services	10,328	10,366		8,451	(0.4)	22.2
Occupancy and equipment	8,462	9,502		7,718	(10.9)	9.6
Communications	7,616	7,157		7,330	6.4	3.9
Marketing and business development	7,547	6,600		7,004	14.3	7.8
Trade execution and clearance	1,811	1,965		1,762	(7.8)	2.8
Restructuring and integration costs	—	—		6,773	N/M	N/M
Goodwill impairment	—	82,900		—	N/M	N/M
Intangible asset amortization expense	3,822	5,814		3,296	(34.3)	16.0
Back office conversion costs	866	561		—	54.4	N/M
Other operating expenses	2,890	3,032		3,344	(4.7)	(13.6)
Total non-interest expenses	177,720	281,739		150,114	(36.9)	18.4

Income/(loss) before income tax expense/(benefit)	22,809	(59,276)		3,442	N/M	562.7

Income tax expense/(benefit)	(395)	(25,895)		256	(98.5)	N/M

Net income/(loss)	23,204	(33,381)		3,186	N/M	628.3

Net income applicable to noncontrolling interests	2,929	3,604		749	(18.7)	291.1

Net income/(loss) applicable to Piper Jaffray Companies (a)	$20,275	$(36,985)		$2,437	N/M	732.0

Net income/(loss) applicable to Piper Jaffray Companies’ common shareholders (a)	$16,828	$(36,985)		$2,124	N/M	692.3

Earnings/(loss) per common share
Basic	$1.33	$(3.00)		$0.16	N/M	731.3
Diluted	$1.31	$(3.00)	(b)	$0.16	N/M	718.8

Dividends declared per common share	$0.31	$—		$—	N/M	N/M

Weighted average number of common shares outstanding
Basic	12,594	12,337		13,160	2.1%	(4.3)%
Diluted	12,922	12,519		13,172	3.2%	(1.9)%
N/M — Not meaningful

(a)
Net income applicable to Piper Jaffray Companies is the total net income earned by the Company. Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested restricted stock with dividend rights.

(b)	Earnings per diluted common share is calculated using the basic weighted average number of common shares outstanding for periods in which a loss is incurred.

Piper Jaffray Companies
Preliminary Segment Data (U.S. GAAP – Unaudited)

	Three Months Ended				Percent Inc/(Dec)
	Mar. 31,	Dec. 31,		Mar. 31,	1Q '17	1Q '17
(Dollars in thousands)	2017	2016		2016	vs. 4Q '16	vs. 1Q '16
Capital Markets
Investment banking
Financing
Equities	$23,382	$17,330		$6,566	34.9%	256.1%
Debt	16,408	34,818		15,972	(52.9)	2.7
Advisory services	92,882	99,683		81,629	(6.8)	13.8
Total investment banking	132,672	151,831		104,167	(12.6)	27.4

Institutional sales and trading
Equities	20,106	25,219		19,669	(20.3)	2.2
Fixed income	23,240	19,648		17,054	18.3	36.3
Total institutional sales and trading	43,346	44,867		36,723	(3.4)	18.0

Management and performance fees	1,997	2,251		965	(11.3)	106.9

Investment income	10,508	10,782		2,086	(2.5)	403.7

Long-term financing expenses	(2,238)	(2,298)		(2,292)	(2.6)	(2.4)

Net revenues	186,285	207,433		141,649	(10.2)	31.5

Operating expenses	164,060	185,235		138,855	(11.4)	18.2

Segment pre-tax operating income	$22,225	$22,198		$2,794	0.1%	695.5%

Segment pre-tax operating margin	11.9%	10.7%		2.0%

Asset Management
Management and performance fees
Management fees	$14,010	$14,138		$12,883	(0.9)%	8.7%
Performance fees	—	584		—	N/M	N/M
Total management and performance fees	14,010	14,722		12,883	(4.8)	8.7

Investment income/(loss)	234	308		(976)	(24.0)	N/M

Net revenues	14,244	15,030		11,907	(5.2)	19.6

Operating expenses	13,660	96,504	(a)	11,259	(85.8)	21.3

Segment pre-tax operating income/(loss)	$584	$(81,474)		$648	N/M	(9.9)

Segment pre-tax operating margin	4.1%	(542.1)%		5.4%

Total
Net revenues	$200,529	$222,463		$153,556	(9.9)%	30.6%

Operating expenses	177,720	281,739	(a)	150,114	(36.9)	18.4

Pre-tax operating income/(loss)	$22,809	$(59,276)		$3,442	N/M	562.7%

Pre-tax operating margin	11.4%	(26.6)%		2.2%
N/M — Not meaningful

(a)	Includes a $82.9 million goodwill impairment charge

Piper Jaffray Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '17	1Q '17
(Amounts in thousands, except per share data)	2017	2016	2016	vs. 4Q '16	vs. 1Q '16
Revenues:
Investment banking	$132,250	$152,306	$103,938	(13.2)%	27.2%
Institutional brokerage	39,136	39,333	32,336	(0.5)	21.0
Asset management	16,007	16,973	13,848	(5.7)	15.6
Interest	7,719	8,431	8,362	(8.4)	(7.7)
Investment income/(loss)	6,478	5,821	(412)	11.3	N/M
Total revenues	201,590	222,864	158,072	(9.5)	27.5

Interest expense	4,958	4,981	5,865	(0.5)	(15.5)

Adjusted net revenues (2)	$196,632	$217,883	$152,207	(9.8)%	29.2%

Non-interest expenses:
Adjusted compensation and benefits (3)	$126,477	$139,145	$101,130	(9.1)%	25.1%
Ratio of adjusted compensation and benefits to adjusted net revenues	64.3%	63.9%	66.4%

Adjusted non-compensation expenses (4)	$38,466	$38,207	$35,009	0.7%	9.9%
Ratio of adjusted non-compensation expenses to adjusted net revenues	19.6%	17.5%	23.0%

Adjusted income:
Adjusted income before adjusted income tax expense (5)	$31,689	$40,531	$16,068	(21.8)%	97.2%
Adjusted operating margin (6)	16.1%	18.6%	10.6%

Adjusted income tax expense (7)	4,208	13,412	5,459	(68.6)	(22.9)

Adjusted net income (8)	$27,481	$27,119	$10,609	1.3%	159.0%
Effective tax rate (9)	13.3%	33.1%	34.0%

Adjusted net income applicable to Piper Jaffray Companies’ common shareholders (10)	$22,815	$21,969	$9,247	3.9%	146.7%

Adjusted earnings per diluted common share	$1.77	$1.75	$0.70	1.1%	152.9%

Weighted average number of common shares outstanding
Diluted	12,922	12,519	13,172	3.2%	(1.9)%
N/M — Not meaningful
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Preliminary Adjusted Segment Data (Non-GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '17	1Q '17
(Dollars in thousands)	2017	2016	2016	vs. 4Q '16	vs. 1Q '16
Capital Markets
Investment banking
Financing
Equities	$23,382	$17,330	$6,566	34.9%	256.1%
Debt	16,408	34,818	15,972	(52.9)	2.7
Advisory services	92,882	99,683	81,629	(6.8)	13.8
Total investment banking	132,672	151,831	104,167	(12.6)	27.4

Institutional sales and trading
Equities	20,106	25,219	19,669	(20.3)	2.2
Fixed income	23,240	19,830	17,054	17.2	36.3
Total institutional sales and trading	43,346	45,049	36,723	(3.8)	18.0

Management and performance fees	1,997	2,251	965	(11.3)	106.9

Investment income	6,611	6,020	737	9.8	797.0

Long-term financing expenses	(2,238)	(2,298)	(2,292)	(2.6)	(2.4)

Adjusted net revenues (2)	182,388	202,853	140,300	(10.1)	30.0

Adjusted operating expenses (12)	152,561	165,214	126,276	(7.7)	20.8

Adjusted segment pre-tax operating income (5)	$29,827	$37,639	$14,024	(20.8)%	112.7%

Adjusted segment pre-tax operating margin (6)	16.4%	18.6%	10.0%

Continued on next page

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '17	1Q '17
(Dollars in thousands)	2017	2016	2016	vs. 4Q '16	vs. 1Q '16
Asset Management
Management and performance fees
Management fees	$14,010	$14,138	$12,883	(0.9)%	8.7%
Performance fees	—	584	—	N/M	N/M
Total management and performance fees	14,010	14,722	12,883	(4.8)	8.7

Investment income/(loss)	234	308	(976)	(24.0)	N/M

Net revenues	14,244	15,030	11,907	(5.2)	19.6

Adjusted operating expenses (13)	12,382	12,138	9,863	2.0	25.5

Adjusted segment pre-tax operating income (13)	$1,862	$2,892	$2,044	(35.6)%	(8.9)%

Adjusted segment pre-tax operating margin (6)	13.1%	19.2%	17.2%

Adjusted segment pre-tax operating margin excluding investment income/(loss) *	11.6%	17.6%	23.4%

Total
Adjusted net revenues (2)	$196,632	$217,883	$152,207	(9.8)%	29.2%

Adjusted operating expenses (12)	164,943	177,352	136,139	(7.0)	21.2

Adjusted pre-tax operating income (5)	$31,689	$40,531	$16,068	(21.8)%	97.2%

Adjusted pre-tax operating margin (6)	16.1%	18.6%	10.6%
N/M — Not meaningful
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
* Management believes that presenting adjusted segment pre-tax operating margin excluding investment income/(loss), a non-GAAP measure, provides the most meaningful basis for comparison of the operating results for the Asset Management segment across periods.

Piper Jaffray Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(Amounts in thousands, except per share data)	2017	2016	2016
Consolidated
Net revenues:
Net revenues – U.S. GAAP basis	$200,529	$222,463	$153,556
Adjustments:
Revenue related to noncontrolling interests (11)	(3,897)	(4,580)	(1,349)
Adjusted net revenues	$196,632	$217,883	$152,207

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$134,378	$153,842	$104,436
Adjustments:
Compensation from acquisition-related agreements	(7,901)	(14,697)	(3,306)
Adjusted compensation and benefits	$126,477	$139,145	$101,130

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$43,342	$127,897	$45,678
Adjustments:
Non-compensation expenses related to noncontrolling interests (11)	(968)	(976)	(600)
Restructuring and integration costs	—	—	(6,773)
Goodwill impairment	—	(82,900)	—
Amortization of intangible assets related to acquisitions	(3,822)	(5,814)	(3,296)
Non-compensation expenses from acquisition-related agreements	(86)	—	—
Adjusted non-compensation expenses	$38,466	$38,207	$35,009

Income/(loss) before income tax expense/(benefit):
Income/(loss) before income tax expense/(benefit) – U.S. GAAP basis	$22,809	$(59,276)	$3,442
Adjustments:
Revenue related to noncontrolling interests (11)	(3,897)	(4,580)	(1,349)
Expenses related to noncontrolling interests (11)	968	976	600
Compensation from acquisition-related agreements	7,901	14,697	3,306
Restructuring and integration costs	—	—	6,773
Goodwill impairment	—	82,900	—
Amortization of intangible assets related to acquisitions	3,822	5,814	3,296
Non-compensation expenses from acquisition-related agreements	86	—	—
Adjusted income before adjusted income tax expense	$31,689	$40,531	$16,068

Income tax expense/(benefit):
Income tax expense/(benefit) – U.S. GAAP basis	$(395)	$(25,895)	$256
Tax effect of adjustments:
Compensation from acquisition-related agreements	3,095	5,064	1,286
Restructuring and integration costs	—	—	2,635
Goodwill impairment	—	31,999	—
Amortization of intangible assets related to acquisitions	1,475	2,244	1,282
Non-compensation expenses from acquisition related agreements	33	—	—
Adjusted income tax expense	$4,208	$13,412	$5,459

Continued on next page

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(Amounts in thousands, except per share data)	2017	2016	2016
Net income/(loss) applicable to Piper Jaffray Companies:
Net income/(loss) applicable to Piper Jaffray Companies – U.S. GAAP basis	$20,275	$(36,985)	$2,437
Adjustments:
Compensation from acquisition-related agreements	4,806	9,633	2,020
Restructuring and integration costs	—	—	4,138
Goodwill impairment	—	50,901	—
Amortization of intangible assets related to acquisitions	2,347	3,570	2,014
Non-compensation expenses from acquisition-related agreements	53	—	—
Adjusted net income	$27,481	$27,119	$10,609

Net income/(loss) applicable to Piper Jaffray Companies' common shareholders:
Net income/(loss) applicable to Piper Jaffray Companies' common stockholders – U.S. GAAP basis	$16,828	$(36,985)	$2,124
Adjustment for loss allocated to participating shares (10)	—	7,024	—
	16,828	(29,961)	2,124
Adjustments:
Compensation from acquisition-related agreements	3,992	7,803	1,761
Restructuring and integration costs	—	—	3,607
Goodwill impairment	—	41,235	—
Amortization of intangible assets related to acquisitions	1,950	2,892	1,755
Non-compensation expenses from acquisition-related agreements	45	—	—
Adjusted net income applicable to Piper Jaffray Companies' common stockholders	$22,815	$21,969	$9,247

Earnings/(loss) per diluted common share:
Earnings/(loss) per diluted common share – U.S. GAAP basis	$1.31	$(3.00)	$0.16
Adjustment for loss allocated to participating shares (10)	—	0.56	—
	1.31	(2.44)	0.16
Adjustments:
Compensation from acquisition-related agreements	0.31	0.63	0.13
Restructuring and integration costs	—	—	0.27
Goodwill impairment	—	3.30	—
Amortization of intangible assets related to acquisitions	0.15	0.24	0.13
Adjusted earnings per diluted common share	$1.77	$1.75	$0.70

Continued on next page

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(Amounts in thousands, except per share data)	2017	2016	2016
Capital Markets
Net revenues:
Net revenues – U.S. GAAP basis	$186,285	$207,433	$141,649
Adjustments:
Revenue related to noncontrolling interests (11)	(3,897)	(4,580)	(1,349)
Adjusted net revenues	$182,388	$202,853	$140,300

Operating expenses:
Operating expenses – U.S. GAAP basis	$164,060	$185,235	$138,855
Adjustments:
Expenses related to noncontrolling interests (11)	(968)	(976)	(600)
Compensation from acquisition-related agreements	(7,901)	(14,697)	(3,306)
Restructuring and integration costs	—	—	(6,764)
Amortization of intangible assets related to acquisitions	(2,544)	(4,348)	(1,909)
Non-compensation expenses from acquisition-related agreements	(86)	—	—
Adjusted operating expenses	$152,561	$165,214	$126,276

Segment pre-tax operating income:
Segment pre-tax operating income – U.S. GAAP basis	$22,225	$22,198	$2,794
Adjustments:
Revenue related to noncontrolling interests (11)	(3,897)	(4,580)	(1,349)
Expenses related to noncontrolling interests (11)	968	976	600
Compensation from acquisition-related agreements	7,901	14,697	3,306
Restructuring and integration costs	—	—	6,764
Amortization of intangible assets related to acquisitions	2,544	4,348	1,909
Non-compensation expenses from acquisition-related agreements	86	—	—
Adjusted segment pre-tax operating income	$29,827	$37,639	$14,024

Asset Management
Operating expenses:
Operating expenses – U.S. GAAP basis	$13,660	$96,504	$11,259
Adjustments:
Restructuring and integration costs	—	—	(9)
Goodwill impairment	—	(82,900)	—
Amortization of intangible assets related to acquisitions	(1,278)	(1,466)	(1,387)
Adjusted operating expenses	$12,382	$12,138	$9,863

Segment pre-tax operating income/(loss):
Segment pre-tax operating income/(loss) – U.S. GAAP basis	$584	$(81,474)	$648
Adjustments:
Restructuring and integration costs	—	—	9
Goodwill impairment	—	82,900	—
Amortization of intangible assets related to acquisitions	1,278	1,466	1,387
Adjusted segment pre-tax operating income	$1,862	$2,892	$2,044

This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Jaffray Companies
Notes to Non-GAAP Financial Schedules

(1)
Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(2)	A non-GAAP measure which excludes revenues related to noncontrolling interests (see (11) below).

(3)	A non-GAAP measure which excludes compensation expense from acquisition-related agreements.

(4)
A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (11) below), (b) non-compensation expenses from acquisition-related agreements, (c) restructuring and integration costs, (d) amortization of intangible assets related to acquisitions and (e) goodwill impairment charges.

(5)
A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (11) below), (b) compensation and non-compensation expenses from acquisition-related agreements, (c) restructuring and integration costs, (d) amortization of intangible assets related to acquisitions and (e) goodwill impairment charges.

(6)	A non-GAAP measure which represents adjusted income before adjusted income tax expense as a percentage of adjusted net revenues.

(7)
A non-GAAP measure which excludes the income tax benefit from (a) compensation and non-compensation expenses from acquisition-related agreements, (b) restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) goodwill impairment charges.

(8)
A non-GAAP measure which represents net income earned by the Company excluding (a) compensation and non-compensation expenses from acquisition-related agreements, (b) restructuring and integration costs, (c) amortization of intangible assets related to acquisitions, (d) goodwill impairment charges and (e) the income tax expense/(benefit) allocated to the adjustments.

(9)
Effective tax rate is a non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income before adjusted income tax expense.

(10)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated adjusted net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested stock with dividend rights. Losses are not allocated to participating shares for periods in which a loss is incurred.

(11)	Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Jaffray Companies.

(12)
A non-GAAP measure which excludes (a) expenses related to noncontrolling interests (see (11) above), (b) compensation and non-compensation expenses from acquisition-related agreements, (c) restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.

(13)	A non-GAAP measure which excludes (a) restructuring and integration costs, (b) amortization of intangible assets related to acquisitions and (c) goodwill impairment charges.